UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 16, 2012

Carter Validus Mission Critical REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54675	27-1550167

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4211 West Boy Scout Blvd.

Suite 500

Tampa, Florida 33607

(Address of principal executive offices)

(813) 287-0101

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information reported in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported in a Current Report on Form 8-K filed on April 4, 2012, Carter/Validus Operating Partnership, L.P. (“CVOP”), the operating partnership of Carter Validus Mission Critical REIT, Inc. (the “Company”), entered into a credit agreement with KeyBank National Association (“KeyBank”) and the other lenders party thereto, to obtain a secured revolving credit facility in an aggregate maximum principal amount of $55,000,000 (as amended from time to time, the “KeyBank Line of Credit”).

On August 16, 2012, CVOP, in connection with the acquisition of two data centers (the “Texas Data Center Portfolio”), located in the Dallas/Ft. Worth area, through DC-1221 Coit Road, LLC and DC-5000 Bowen Road, LLC, each a wholly-owned subsidiary of CVOP, entered into joinder agreements, each dated August 16, 2012, and assignments of leases and rents, each dated August 16, 2012, each with KeyBank, which increased CVOP’s borrowing base availability under the KeyBank Line of Credit by approximately $23,465,000, bringing the total borrowing base availability under the KeyBank Line of Credit to an aggregate of $32,290,000. As previously disclosed in the Current Report on Form 8-K filed on April 4, 2012, the initial term of the KeyBank Line of Credit is 36 months from the closing date, maturing on March 30, 2015, which may be extended by one 12-month period subject to the satisfaction of certain conditions, including payment of an extension fee. During the initial and the extended term of the KeyBank Line of Credit, any loan made under it will bear interest at per annum rates equal to either: (a) the London Interbank Offered Rate, plus an applicable margin ranging from 2.50% to 3.50%, which is determined based on the overall leverage of CVOP or (b) a base rate which means, for any day, a fluctuating rate per annum equal to the prime rate for such day plus an applicable margin ranging from 1.25% to 2.25%, which is determined based on the overall leverage of CVOP. CVOP also pledged, pursuant to two deeds of trust, dated August 16, 2012, the Texas Data Center Portfolio as collateral to secure the KeyBank Line of Credit.

As of August 16, 2012, CVOP had an outstanding balance of $14,000,000, and approximately $18,290,000 remaining available under the borrowing base of the KeyBank Line of Credit.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Deed of Trust, Security Agreement and Assignment of Leases and Rents by DC-1221 Coit Road, LLC, as Grantor, for the benefit of KeyBank National Association, as Agent, dated August 16, 2012.

10.2	Deed of Trust, Security Agreement and Assignment of Leases and Rents by DC-5000 Bowen Road, LLC, as Grantor, for the benefit of KeyBank National Association, as Agent, dated August 16, 2012.

10.3	Joinder Agreement by DC-1221 Coit Road, LLC delivered to KeyBank National Association, as Agent, dated August 16, 2012.

10.4	Joinder Agreement by DC-5000 Bowen Road, LLC delivered to KeyBank National Association, as Agent, dated August 16, 2012.

10.5	Assignment of Leases and Rents by DC-1221 Coit Road, LLC to KeyBank National Association, dated August 16, 2012.

10.6	Assignment of Leases and Rents by DC-5000 Bowen Road, LLC to KeyBank National Association, dated August 16, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Carter Validus Mission Critical REIT, Inc.

Dated: August 22, 2012	By:	/s/ Todd M. Sakow
		Name:	Todd M. Sakow
		Title:	Chief Financial Officer